CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Annual Report of Hotel Management Systems, Inc. (the “Company”) on Form 10-K for the year ended April 30, 2009 filed with the Securities and Exchange Commission (the “Report”), I,  John Baumbauer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/John Baumbauer

Name:	John Baumbauer

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	July 22, 2009

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Hotel Management Systems, Inc. and will be retained by Hotel Management Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.